UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	January 17, 2008
(Date of Earliest Event Reported)

USAA Acceptance, LLC
(Depositor)

USAA Auto Owner Trust 2008-1
(Issuing Entity)

Delaware
(State or Other Jurisdiction of Incorporation)

333-131356	71-0898378
333-131356-06	26-6123455

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

9830 Collannade Blvd., Suite 600
San Antonio, Texas	78230

(Address of Principal Executive Offices)	(Zip Code)

(210) 498-0922
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the public issuance of the Class A-2 4.27% Auto Loan Asset Backed Notes, Class A-3 4.16% Auto Loan Asset Backed Notes and Class A-4 4.50% Auto Loan Asset Backed Notes (the “Offered Notes”) by USAA Auto Owner Trust 2008-1 described in the Final Prospectus Supplement dated January 9, 2008. USAA Auto Owner Trust 2008-1 also issued the Class A-1 4.4526% Auto Loan Asset Backed Notes and the Class B 6.50% Auto Loan Asset Backed Notes which were sold to an affiliate of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1

Underwriting Agreement, dated as of January 9, 2008, among USAA Acceptance, LLC (“USAA LLC”), USAA Federal Savings Bank (“USAA FSB”) and Wachovia Capital Markets, LLC, and Credit Suisse Securities (USA) LLC, as Representatives of the several Underwriters.

4.1	Indenture, dated as of January 15, 2008, between USAA Auto Owner Trust 2007-2 (the “Issuer”) and The Bank of New York, as indenture trustee (the “Indenture Trustee”).

10.1	Receivables Purchase Agreement, dated as of January 15, 2008, between USAA LLC and USAA FSB.

10.2	Sale and Servicing Agreement, dated as of January 15, 2008, among the Issuer, USAA LLC, USAA FSB, the Indenture Trustee and Wells Fargo Delaware Trust Company (the “Owner Trustee”).

10.3	Administration Agreement, dated as of January 15, 2008, among the Issuer, USAA FSB, as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of January 15, 2008, between USAA LLC and the Owner Trustee, not in its individual capacity but solely as owner trustee for the Issuer.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2008	USAA AUTO OWNER TRUST 2008-1

	By:	USAA Federal Savings Bank, as Servicer

By:	/s/ Michael J. Broker

Name: Michael J. Broker
Title: Vice President

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